Exhibit 99.1

Press Release	FOR IMMEDIATE RELEASE
Contact: Thomas J. Noe, Investor Relations
Telephone: (513) 870-3530
E-Mail: tnoe@pcbionline.com

PEOPLES COMMUNITY BANCORP, INC.
ANNOUNCES CHANGE TO QUARTERLY CASH
DIVIDEND POLICY

Cincinnati, Ohio (December 7, 2007) – Peoples Community Bancorp, Inc. (NASDAQ:PCBI), parent of Peoples Community Bank, West Chester, Ohio, announced today that its Board of Directors has suspended its prior policy of paying quarterly cash dividends of $.15 per share on the common stock of the Company.  This action was taken to enhance the Company’s ability to meet certain covenants stipulated in the September 12, 2007 Agreement and Plan of Merger with Integra Bank Corporation.

Peoples Community Bancorp, Inc. is a unitary thrift holding company.  It currently operates nineteen full service offices in Butler, Hamilton and Warren Counties, Ohio and also Dearborn and Ohio Counties, Indiana.  At September 30, 2007, Peoples Community Bancorp, Inc. had $902.2 million in assets and $84.5 million of stockholders' equity.  The Bank continues to exceed all applicable regulatory capital requirements and continues to be well capitalized under the regulatory framework for prompt correction action.

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